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                                                                     EXHIBIT 4.1

                            NUMBER       AV- ___________________________________
                            QUANTITY     _______________________________________
                            DESIGNATION  Class A Voting shares

                             HENRY BIRKS & SONS INC.
                            HENRY BIRKS ET FILS INC.

             INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
                                   (the "Act")

This certifies that SPECIMEN is the holder of Class A Voting no par value shares of the capital of the Corporation.

The shares represented by this certificate are subject to certain rights, privileges, restrictions and conditions. The Corporation will furnish to the shareholder, on demand, and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors, and the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

NOTICE

The shares represented by this certificate are subject to the following restrictions:

(X) transfer restrictions;  (X) unanimous shareholders agreement;
( ) lien of shares;         ( ) endorsement in accordance with section 190(10)
                                of the Act.

IN WITNESS THEREOF, this certificate has been duly signed and executed, on behalf of the Corporation, by its authorized director(s) or officer(s).

Dated this ______________________________ day of _______________________ 2005

______________________________________       ___________________________________
                President                               Secretary

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                         TRANSFER AND POWER OF ATTORNEY

__________________________________________________ hereby sells, transfers and delivers for value, ____________________________________________________________
of the shares represented by this certificate, in favor of _____________________
________________________________________________________________________________
residing at _________________________________________________________, and
hereby irrevocably appoints ___________________________________________ as attorney, authorized to register this transfer in the books of the Corporation, and if required to appoint his substitute.

Dated this ___________________ day of _____________________________ 20________.

______________________________________        ________________________________
            Witness                                       Transferor

(NOTE: The shares represented by this certificate may not be validly transferred without the express authorization of the person whose name appears on the reverse side hereof or upon that of his agent or representative.)

      "OWNERSHIP, ALIENATION AND ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SHAREHOLDERS AGREEMENT MADE AS OF AUGUST 31, 1998 AS AMENDED, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE CORPORATION."

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                                EMISSION / ISSUE

Numero du certificat
Certificate number   AV- ________________

Nombre d'actions                              Designation
Number of shares     ____________________     Designation  Class A Voting shares

Emis en faveur de
Issued unto         Specimen

En date du
Dated as of ____________________________ 2005

                              DELIVRANCE / RECEPTION

J'accuse reception du certificat ci-haut decrit.

I hereby declare to have taken delivery of the certificate described herein.

En date du
Dated as of  ____________________________________   ____

                        Signature  _____________________________________________

                               TRANSFERT / TRANSFER

Nombre d'actions
Number of shares         ________________________________

Transfert en faveur de
Transferred unto         ________________________________

Numero du certificat du cessionnaire      Numero du nouveau certificat du cedant
Certificate number of transferee ________ New certificate number of transferor __________________

                           ANNULATION / CANCELLATION

      Ce certificat a ete presente pour annulation ou l'actionnaire a declare que ce certificat a ete perdu, vole ou detruit et a satisfait aux conditions imposees par la loi ou les reglements.

      This certificate has been presented for purposes of cancellation or whereby the holder thereof declared that such certificate has been lost, stolen or defaced, duly fulfilling the requirements of the law and the by-laws.

Numero du nouveau certificat
Newly issued certificate number _________________

En date du
Dated as of  __________________________________         __________